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                         Chase Manhattan Bank USA, N.A.
                             Noteholders Statement

                      Chase Credit Card Owner Trust 2000-2




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Section 7.3 Indenture                                                                  Distribution Date:                    9/15/00
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(I)      Amount of the distribution allocable to principal of the Notes
              Class A Principal Payment                                                             0.00
              Class B Principal Payment                                                             0.00
              Class C Principal Payment                                                             0.00
                          Total

         Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes

                Class A Principal Payment                                                           0.00
                Class B Principal Payment                                                           0.00
                Class C Principal Payment                                                           0.00
                          Total

(ii)     Amount of the distribution allocable to the interest on the Notes
                Class A Note Interest Requirement                                           5,207,031.25
                Class B Note Interest Requirement                                             446,190.10
                Class C Note Interest Requirement                                             606,059.61
                          Total                                                             6,259,280.97

         Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes

                 Class A Note Interest Requirement                                               5.78559
                 Class B Note Interest Requirement                                               5.94920
                 Class C Note Interest Requirement                                               6.28503

(iii)    Aggregate Outstanding Principal Balance of the Notes
                Class A Note Principal Balance                                               900,000,000
                Class B Note Principal Balance                                                75,000,000
                Class C Note Principal Balance                                                96,429,000

(iv)     Amount on deposit in Owner Trust Spread Account                                   10,714,290.00

(v)      Required Owner Trust Spread Account Amount                                        10,714,290.00



                                         By:
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                                         Name:       Patricia M. Garvey
                                         Title:      Vice President

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